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                                                                   EXHIBIT (23)

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Rowe Companies
McLean, Virginia

   We hereby consent to the incorporation by reference of our reports dated January 4, 2002, except for Note 6 which is as of March 5, 2002, relating to the consolidated financial statements and schedule of The Rowe Companies appearing in the Company's Annual Report on Form 10-K for the year ended December 2, 2001 into the Company's previously filed registration statements file numbers 2-94943, 33-90486, 33-77766, 33-77768 and 333-82571.

                                                   /s/  BDO SEIDMAN, LLP
                                                   ____________________________
                                                    BDO Seidman, LLP

High Point, North Carolina
March 5, 2002